UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2009

Fortune Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 13, 2009, the Board of Directors of Fortune Brands, Inc. (“Fortune Brands” or the “Company”) approved an amendment to the Fortune Brands, Inc. 2007 Long-Term Incentive Plan (the “Plan”), a copy of which is filed as Exhibit 10.1 to this report and incorporated by reference herein. The Plan was amended to change the minimum performance period for awards issued under the Plan from two years to one year. The Plan covers executive officers including Messrs. Bruce A. Carbonari, Mark Hausberg, Christopher J. Klein, Craig P. Omtvedt and Mark A. Roche and other eligible employees.

On March 14, 2009, the Compensation and Stock Option Committee of the Board of Directors of Fortune Brands, Inc. (the “Committee”) approved shifting to annual performance goals during the 2009-2011 performance period that will replace the three-year performance goals previously established for the entire 2009-2011 performance period. The Committee also set the 2009 performance share award goals, which are certain levels of earnings per share (EPS) growth and return on invested capital (ROIC). Performance share awards will continue to be based on EPS and ROIC performance over the three-year period; however, separate goals for each year in the performance period will be set at the beginning of the year.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Second Amendment to the Fortune Brands, Inc. 2007 Long-Term Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

By:	/s/ Mark A. Roche
Name:	Mark A. Roche
Title:	Senior Vice President, General Counsel and Secretary

Date: March 19, 2009

Exhibit Index

Exhibit Number	Description
10.1	Second Amendment to the Fortune Brands, Inc. 2007 Long-Term Incentive Plan.